Exhibit 31.3

CERTIFICATION

I, Pat Clemens, certify that:

1.	I have reviewed this Amendment on Form 10-K/A of First Capital Investment Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 1, 2017

/s/ Pat Clemens
Pat Clemens
Chief Executive Officer